Exhibit 99.01

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND WAIVER

This Amendment and Waiver (this “Amendment”) is entered into as of January 8, 2008 by and among MoneyGram International, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of June 29, 2005, as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 15, 2007 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Upon the “Effective Date” (as defined below):

(a) Article I of the Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of January 8, 2008.

“Waiver Period” has the meaning ascribed to it by Amendment No. 2.

(b) Article I of the Credit Agreement shall be further amended by adding the following proviso at the end of the definition of “Applicable Margin”:

; provided, however, that during the Waiver Period “Applicable Margin” means 2.75% with respect to Eurodollar Rate Advances and 2.50% with respect to Floating Rate Advances.

(c) Article I of the Credit Agreement is further amended by adding the following proviso at the end of the definition of “Applicable Fee Rate”:

; provided, however, that during the Waiver Period “Applicable Fee Rate” means 2.75% with respect to the LC Fee and 0.25% with respect to the facility fee payable pursuant to Section 2.8(i) hereof.

(d) Article I of the Credit Agreement shall be further amended by replacing the definition of “Loan Documents” with the following:

“Loan Documents” means this Agreement, any amendment hereto, the Facility LC Applications, any Notes issued pursuant to Section 2.16 and the Guaranty.

(e) Section 6.10 of the Credit Agreement shall be amended by adding the following sentence as the final sentence thereof:

Notwithstanding the foregoing, during the Waiver Period the Borrower will not, nor will it permit any Subsidiary to, declare or pay any Restricted Payments of the type contemplated in the foregoing clause (ii).

(f) Section 6.14(a) of the Credit Agreement shall be amended by adding the following sentence as the final sentence thereof:

Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary to, make or commit to make any Acquisition during the Waiver Period.

(g) Section 6.15 of the Credit Agreement shall be amended by restating clause (viii) thereof in its entirety to read as follows:

(viii) Other Liens securing Indebtedness at no time exceeding (x) other than during the Waiver Period, $50,000,000 in aggregate outstanding principal amount or (y) during the Waiver Period, $10,000,000 in aggregate outstanding principal amount or such greater amount to which the Required Lenders may consent.

2. Waiver, Forbearance and Other Matters.

(a) For purposes of this Amendment the following capitalized terms shall have the meanings set forth below:

“Special Termination Event” means the event that prior to the Waiver Termination Date the Borrower makes a final determination, as disclosed to the Administrative Agent and the Lenders (or in any matter made public), that the amount of net securities losses recognized or to be recognized by the Borrower for the period ended December 31, 2007 are in excess of $1,500,000,000 (inclusive of the amount of net securities losses of $300,000,000 previously publicly disclosed by the Borrower).

“Waiver Default” means the occurrence of any Default or Unmatured Default other than a Waived Default.

“Waiver Period” means the period beginning on December 31, 2007 and ending on the Waiver Termination Date.

“Waiver Termination Date” means the earliest to occur of (i) 5:00 p.m. (Chicago time) on January 31, 2008 and (ii) the date on which the Administrative Agent delivers to the Borrower a notice terminating the Waiver Period, which notice may be delivered upon the direction of the Required Lenders acting in their sole discretion at any time (a) following the occurrence and during the continuation of a Waiver Default or (b) following the occurrence of a Special Termination Event.

“Waived Default” means, individually and collectively, any Default or Unmatured Default arising solely out of (i) any breach of Section 6.20.1, 6.20.2 or 6.20.3 of the Credit Agreement for the four fiscal quarter period ending December 31, 2007, (ii) any breach of Section 6.3 of the Credit Agreement arising solely out of the Borrower’s failure to give notice to the Lenders of the matters set forth in this definition, (iii) any Default under Section 7.5 of the Credit Agreement arising solely out of the existence of a “Default” or “Unmatured Default” under the Borrower’s $150,000,000 364-day Credit Agreement dated as of November 15, 2007 (the “364-day Credit Agreement”) arising out of the matters set forth in this definition or (iv) any Default under Section 7.1 of the Credit Agreement arising solely out of any representation or warranty previously (and during the Waiver Period) made or deemed made pursuant to Section 5.5 of the Credit Agreement being materially false on the date as of which made to the extent such material falsity arises from (A) the matters referred to in clauses (i) — (iii) above or (B) (1) matters relating to the Borrower’s financial condition or business which have been disclosed to the Lenders in writing prior to the date hereof or (2) the fact that the amount of net securities losses recognized or to be recognized by the Borrower for the period ended December 31, 2007 are or may be in an amount less than or equal to $1,500,000,000 (inclusive of the amount of net securities losses of $300,000,000 previously publicly disclosed by the Borrower) to the extent that, in either case, the Lenders determine that such matters or fact have had or are reasonably expected to have a Material Adverse Effect.

(b) The Borrower acknowledges and agrees that Defaults exist under Section 7.3 of the Credit Agreement by virtue of a breach of each of Sections 6.20.1, 6.20.2 and 6.20.3 as of December 31, 2007 for the four fiscal quarter period then ended.

(c) Solely during the Waiver Period (and effective as of December 31, 2007), the Administrative Agent and the Lenders hereby agree to waive the Waived Defaults and to forbear from exercising any of their respective rights and remedies under the Loan Documents against the Borrower or the other Loan Parties that may exist by virtue of the Waived Defaults. The Borrower acknowledges and agrees, however, that from and after the Waiver Termination Date the foregoing waiver and forbearance agreement shall cease to be of any force or effect and the Loan Parties, the Administrative Agent and the Lenders shall be restored to the position they would have been in (and the Administrative Agent and the Lenders shall have all rights and remedies otherwise available to them) in respect of the Waived Defaults as if the foregoing waiver and forbearance had never been granted.

(d) In consideration of the foregoing waiver and forbearance, the Borrower agrees that notwithstanding anything in the Credit Agreement to the contrary, during the Waiver Period the Borrower shall not be entitled to request or receive, and no Lender shall be obligated to make, any Credit Extension (it being understood that from and after the Waiver Termination Date the rights and obligations of the parties relative to Credit Extensions shall be as provided in the Credit Agreement).

3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(b) Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct on and as of the date hereof as if made on the date hereof except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date or (ii) to the extent not true and correct by virtue of the matters specified in clause (iv) of the definition of Waived Default.

(c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

4. Effective Date. This Amendment shall become effective on the date (the “Effective Date”) of satisfaction of the following conditions:

(a) the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders);

(b) the execution and delivery by the Guarantors of an Affirmation of Guaranty in the form of Exhibit A hereto;

(c) the Borrower shall have paid  to the Administrative Agent (i) for the account of each Lender executing this Amendment and/or the Administrative Agent, as applicable, such amendment and other fees as have been separately agreed between the Borrower and the Administrative Agent and (ii) such attorneys’ fees and other amounts as have been invoiced to the Borrower by the Administrative Agent; and

(d) substantially contemporaneously with the effectiveness hereof, an amendment/waiver substantially similar to this Amendment shall have been entered into between the Borrower and the administrative agent and sole lender under the 364-day Credit Agreement and shall be in full force and effect.

5. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment (i) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any Default or Unmatured Default or provision of the Credit Agreement or any Loan Document, except as specifically set forth herein and (ii) shall not give rise to any obligation on the part of the Administrative Agent or the Lenders to further modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents or give rise to any defenses or counterclaims to the right of the Administrative Agent or the Lenders, subject to the terms hereof, to enforce their rights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, the Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Loan Documents and under applicable law with respect to all existing and future Defaults and Unmatured Defaults. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) The parties acknowledge that this Amendment embodies the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter hereof other than those contained in any fee letters between the Borrower and the Administrative Agent or the Arranger. Without limiting the foregoing, the Borrower acknowledges that the previously proposed amendment of the Credit Agreement originally anticipated to be effective December 31, 2007 was never executed and delivered by the parties and no proposed party thereto is in anyway obligated thereby or in respect thereof.

6. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail in printable document format (.pdf) shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

MONEYGRAM INTERNATIONAL, INC.

By:
Title:

JPMORGAN CHASE BANK, N.A.,

individually and as Administrative Agent

By:
Title:

[LENDER]

By:
Title:

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned hereby (a) acknowledges receipt of a copy of Amendment No. 2 to Credit Agreement and Waiver (the “Amendment”) dated as of January 8, 2008 relating to the Credit Agreement dated as of June 29, 2005 referred to therein (the “Credit Agreement”), (b) consents to the Amendment and each of the amendments, waivers and other transactions referenced therein, (c) reaffirms its obligations under the Subsidiary Guaranty dated as of June 29, 2004 in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders (as defined in the Amendment) (and all related supplements and joinders), (d) confirms and agrees that such Subsidiary Guaranty (and all related supplements and joinders) remain in full force and effect in accordance with their respective terms and that all Obligations (as defined in the Credit Agreement) constitute Guaranteed Obligations (as defined in such Subsidiary Guaranty) and (e) acknowledges that the Lenders are relying on this Reaffirmation of Guaranty in entering into the Amendment.

Dated as of January 8, 2008

MONEYGRAM PAYMENT SYSTEMS, INC.

By:
Title:

FSMC, INC.

By:
Title:

CAG INC.

By:
Title:

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:
Title:

PROPERTYBRIDGE, INC.

By:
Title:

MONEYGRAM OF NEW YORK LLC,

By: MONEYGRAM PAYMENT SYSTEMS, INC., its Sole Member

By:
Title: